SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement.
[ ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]  Definitive Proxy Statement.
[X]  Definitive Additional Materials.
[ ]  Soliciting Material Pursuant to sec. 240.14a-12.

  Pioneer Bond Fund                           Pioneer Series Trust VII
  Pioneer High Yield Fund                     Pioneer Strategic Income Fund
  Pioneer Series Trust I                      Pioneer Tax Free Income Fund
  Pioneer Series Trust III                    Pioneer Value Fund
  Pioneer Series Trust IV


               (Name of Registrant(s) as Specified in its Charter)

                                       N/A

           ___________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)       Title of each class of securities to which transaction applies:

     2)       Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)       Proposed maximum aggregate value of transaction:

     5)       Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)       Amount Previously Paid:

     2)       Form, Schedule or Registration Statement No.:

     3)       Filing Party:

     4)       Date Filed:
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[PIONEER LOGO]

May 2008

PIONEER ADVISORY

Pioneer Open-End Mutual Funds Shareholder Meeting Adjourned until June 19, 2008

This advisory is to inform you that the shareholder meeting for all Pioneer open-end mutual funds was held as scheduled on May 13, 2008. Shareholders of the 71 funds involved in the solicitation approved most of the proposals presented for most of the funds. The meeting for a smaller group of funds was adjourned until Thursday, June 19, 2008 for certain proposals.

Consequently, for those funds for which the meeting was adjourned, Pioneer will mail vote reminder notices and proxy cards to shareholders who have not voted. Also, for certain funds, the funds' proxy solicitor, Computershare Fund Services, will call shareholders and encourage them to vote and offer the option to vote via telephone.

The funds' board of trustees recommends that shareholders vote "FOR" each proposal.